UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2025

IIOT-OXYS, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-50773	56-2415252
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

705 Cambridge Street Cambridge, MA 02141
(Address of principal executive offices, including zip code)

(401) 307-3092
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ . Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ . Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ . Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ . Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company           ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.         ☐

Item 1.01	Entry into a Material Definitive Agreement.

GHS SPA

On October 30, 2025, IIOT-OXYS, Inc., a Nevada corporation (the “Company”), entered into a Stock Purchase Agreement (the “SPA”) with GHS Investments, LLC, a Nevada limited liability company (“GHS”), pursuant to which, upon the occurrence of certain conditions, including defaults by the Company under its agreements with GHS and subsequent waivers and extensions thereof by GHS, the Company would issue to GHS 100 shares (the “GHS Shares”) of the Company’s Series A Super=voting Preferred Stock (the “Series A Preferred Stock”).

On November 5, 2025 (the “Closing” or, the “Closing Date”), the closing of the SPA occurred, and GHS was issued 100 shares of Series A Preferred Stock.

Emmons Exchange Agreement

On October 30, 2025, the Company entered into a Debt Exchange Agreement (the “Emmons DEA”) with Clifford L. Emmons, it’s Chief Executive Officer and Director. Pursuant to the Emmons DEA, Mr. Emmons exchanged $387,242 of accrued and unpaid fees owed to him by the Company under various agreements for 268.529 shares (the “Emmons Shares”) of the Company’s Series E Convertible Preferred Stock (the “Series E Preferred Stock”). In addition to the issuance of the Emmons Shares, Mr. Emmons agreed to cancel 7,800 shares of Series A Preferred Stock owned by him. The closing of the Emmons DEA occurred on November 5, 2025.

Mitta Exchange Agreement

On October 30, 2025, the Company entered into a Debt Exchange Agreement (the “Mitta DEA”) with Vidhyadhar Mitta, it’s former Director. Pursuant to the Mitta DEA, Mr. Mitta exchanged $216,156 of principal and accrued and unpaid interest owed to him by the Company under the 12% Secured Convertible Promissory Note issued to Mr. Mitta on August 2, 2019 (the “Mitta Note”) for 180 shares (the “Mitta Shares”) of Series E Preferred Stock. In addition to the issuance of the Emmons Shares, Mr. Mitta agreed to cancel 12,000 shares of Series A Preferred Stock owned by him. The closing of the Mitta DEA occurred on November 5, 2025.

McNemar Exchange Agreement

On October 30, 2025, the Company entered into a Debt Exchange Agreement (the “McNemar DEA”) with Karen McNemar, it’s former Chief Financial Officer. Pursuant to the McNemar DEA, Ms. McNemar exchanged $323,269 of accrued and unpaid fees owed to her by the Company under various agreements for 269 shares (the “McNemar Shares”) of Series E Preferred Stock. In addition to the issuance of the McNemar Shares, Ms. McNemar agreed to cancel 6,045 shares of Series A Preferred Stock owned by her. The closing of the McNemar DEA occurred on November 5, 2025.

Gogin/YVSGRAMORAH Exchange Agreements

On October 30, 2025, the Company entered into a Debt Exchange Agreement (the “Senior Secured DEA”) with Sergey Gogin and YVSGRAMORAH, LLC, an entity controlled by Mr. Gogin (the “Senior Secured Holders”). Pursuant to the Senior Secured DEA, the Senior Secured Holders exchanged an aggregate of $522,195 of principal and accrued and unpaid interest owed to the Senior Secured Holders by the Company under the Senior Secured Convertible Note issued to Mr. Gogin on January 22, 2018 (the “Gogin Note”) and the Senior Secured Convertible Note issued to YSVGRAMORAH, LLC on March 6, 2019 (the “YVS Note,” together, with the Gogin Note, the “Senior Secured Notes”) for an aggregate of 489 shares (the “Senior Secured Shares”) of Series E Preferred Stock. The closing of the Senior Secured DEA occurred on November 5, 2025.

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Asset Transfer Agreement

Contingent upon the Closing, on October 29, 2025, the Company entered into an Asset Transfer Agreement (the “Transfer Agreement”) with Aingura IIoT, S.L., a company incorporated under the laws of Spain (“Aingura”). Pursuant to the Transfer Agreement, upon the Closing and a transaction pursuant to which the Company acquires assets or an acquisition of an operating entity, the Company will transfer certain assets owned by it to Aingura in exchange for $30,843 in fees owed to Aingura. Until the asset transfer occurs, the Company is required to have $30,843 of Series E Preferred Stock held in escrow in favor of Aingura (the “Escrow Shares”). Once the asset transfer occurs, the shares held in escrow will be returned to the Company. In the event that the asset transfer does not occur within three months of the date of the Transfer Agreement, the Company will issue the Escrow Shares to Aingura in full satisfaction of the fees owed to Aingura by the Company.

Emmons Consulting Agreement

Contingent upon the Closing, on October 30, 2025, the Company entered into a Consulting Agreement (the “Consulting Agreement”) with Mr. Emmons pursuant to which Mr. Emmons will receive a monthly fee of $4,166.66 payable in Series E Preferred Stock issuable no later than 15 days following the end of the month. The term of the Consulting Agreement is three months which is automatically renewable upon the consent of the parties for additional one-month terms.

Item 1.02	Termination of a Material Definitive Agreement.

Upon Closing, the Mitta Note was cancelled and the Security Agreement effective as of August 2, 2019 between Mr. Mitta and the Company was terminated.

Upon Closing, all previous agreements between Ms. McNemar and Mr. Emmons (besides the Consulting Agreement) and the Company were terminated. Ms. McNemar has also entered into a new consulting agreement with the Company.

Upon Closing, the Senior Secured Notes were cancelled and the Security and Pledge Agreement dated January 22, 2018 between Mr. Gogin and the Company was terminated and the Security and Pledge Agreement dated March 6, 2019 between YVSGRAMORAH, LLC and the Company was terminated.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure in Item 1.01 Entry into a Material Definitive Agreement. herein is incorporated into this Item 3.02 Unregistered Sales of Equity Securities.

The GHS Shares issued above were made in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506(b) of Regulation D under the Securities Act, based in part on the representations of GHS. There were no sales commissions paid pursuant to this transaction.

The Emmons Shares, the Mitta Shares, the McNemar Shares, and the Senior Secured Shares issued above were made in reliance upon the exemption from securities registration afforded by Section 3(a)(9) of the Securities Act.

Contingent upon the Closing, on October 30, 2025, the Company entered into debt exchange agreements with two consultants pursuant to which the Company agreed to exchange an aggregate of $9,985 of unpaid consulting fees for an aggregate of 19,969,770 shares of the Company’s Common Stock.

The securities issued above were made in reliance upon the exemption from securities registration afforded by Section 3(a)(9) of the Securities Act.

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Item 5.01	Changes in Control of Registrant.

The disclosure in Item 1.01 Entry into a Material Definitive Agreement. herein is incorporated into this Item 5.01 Changes in Control of Registrant.

At Closing, all previously-issued shares of Series A Preferred Stock were terminated and, simultaneously, 100 shares of Series A Preferred Stock were issued to GHS. Each share of Series A Preferred Stock has voting rights equal to:

[twenty times the sum of: {all shares of Common stock issued and outstanding at the time of voting + all shares of Series A Preferred Stock and any newly designated preferred stock issued and outstanding at the time of voting}]

Divided by:

[the number of shares of Series A Preferred Stock issued and outstanding at the time of voting]

The shares of Series A Preferred Stock vote together with the Common Stock as a single class with respect to any and all matters presented to the holders of Common Stock for their action.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

CFO Resignation

Upon Closing, Karen McNemar resigned from all positions within the Company. Ms. McNemar did not resign as a result of a disagreement with the Company, known to an executive officer of the Company, on any matter relating to the Company’s operations, policies or practices.

Director Resignation

Upon Closing, Vidhyadhar Mitta resigned as a director of the Company. Mr. Mitta did not resign as a result of a disagreement with the Company, known to an executive officer of the Company, on any matter relating to the Company’s operations, policies or practices.

Director Appointments

Upon Closing, the Board of Directors was expanded to four members and Sarfraz Hajee, Mark Grober, and Matthew Schissler were appointed as directors. Besides the Closing, there are no arrangements or understandings between the new directors and any other persons pursuant to which the new directors were appointed as directors.

Messrs. Hajee, Grober, and Schissler are each equity owners of GHS which has been issued shares of various series of preferred stock of the Company, including the GHS Shares. As has been disclosed above, through its ownership of all shares of Series A Preferred Stock issued and outstanding, GHS has voting control of the Company. GHS has also been issued the GHS Note, which is still outstanding as of the date hereof.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IIOT-OXYS, Inc.

Date: November 10, 2025	By:	/s/ Clifford L. Emmons
Clifford L. Emmons, Chief Executive Officer

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